Exhibit 10.29
GROUP 1 AUTOMOTIVE, INC.
PERFORMANCE SHARE UNIT AGREEMENT
This Performance Share Unit Agreement (the “Agreement”) is made and entered into by and between Group 1 Automotive, Inc., a Delaware corporation (the “Company”), and you. This Agreement is entered into as of the [●] day of [●], 202__ (the “Date of Grant”).
1.Grant. The Company hereby grants to you as of the Date of Grant a Performance Award that is a Phantom Stock Award consisting of [●] performance share units (the “Performance Share Units”), subject to the terms and conditions set forth in this Agreement (this “Award”). Depending on the Company’s performance, you may earn from [●]% to [●]% of the Performance Share Units, based on the Company’s performance on two measures set forth in Section 3 over the designated performance period, with each measure applying to [●]% of the Performance Share Units granted under this Award. Acceptance of this Award will be via electronic signature on netbenefits.fidelity.com.
2.The Plan. The Performance Share Units granted to you by this Agreement shall be granted under the Group 1 Automotive, Inc. 2024 Long Term Incentive Plan, as amended from time to time (the “Plan”). A copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and the terms capitalized but not defined in this Agreement or on Appendix A attached hereto shall have the meanings set forth in the Plan. This Agreement is subject to all the terms, conditions, limitations, and restrictions contained in the Plan.
3.Performance Period and Measures. You will be entitled to a payment in shares of Common Stock in the amount determined under Section 3(b) and payable at the time indicated in Section 5, subject to (i) your continuous employment with the Company through the Vesting Date and (ii) the satisfaction of the performance conditions set forth in this Section 3 measured as of [●].
(a)Performance Measures. The number of Performance Share Units earned for the Performance Period is determined based on the Company’s performance with respect to [●] and [●], as described on Appendix B, over the Performance Period.
(b)Shares Payable. Subject to Sections 4 and 5, the number of shares of Common Stock payable is equal to the product determined by multiplying the total number of Performance Share Units awarded pursuant to this Agreement by the Performance Unit Payout Percentage achieved with respect to the Performance Period. Because the Performance Unit Payout Percentage reflects the Company’s performance on two separate performance measures averaged together, [●]% of the Performance Share Units are treated as subject to one performance measure and fifty percent [●]% of the Performance Share Units are treated as subject to the other performance measure.
4.Termination of Employment.
(a)Termination Generally. If, prior to the Vesting Date, you voluntarily separate from employment with the Company (other than due to your Planned Retirement, death, or Disability) or your employment is terminated by the Company, all Performance Share Units awarded hereunder (and any related Dividend Equivalents) will be forfeited. In the case of a Planned Retirement, if you fail to comply with the Post-Retirement Obligations continuously from the date of the termination of your employment as a result of a Planned Retirement until the Compliance Expiration Date, all Performance Share Units awarded hereunder (or any Restricted Stock Award granted pursuant to Section 4(b) and any unpaid Dividend Equivalents) will be forfeited for no consideration and be null and void.
(b)Planned Retirement. If, prior to the Vesting Date, you separate from employment due to Planned Retirement, within thirty (30) days following the end of the Performance Period you will receive an unvested Restricted Stock Award with respect to the number of shares of Common Stock equal to the product determined by multiplying the total number of Performance Share Units awarded pursuant to this Agreement by the Performance Unit Payout Percentage achieved with respect to the Performance Period, which Restricted Stock Award will vest and become nonforfeitable to the extent you comply with the Post-Retirement Obligations continuously from the date of the termination of your employment as a result of a Planned Retirement until the Compliance Expiration Date.

Exhibit 10.29
(c)Death or Disability. If, prior to the Vesting Date, you separate from employment with the Company due to death or Disability, within thirty (30) days following the end of the Performance Period you will receive the number of shares of Common Stock equal to the product determined by multiplying the total number of Performance Share Units awarded pursuant to this Agreement by the Performance Unit Payout Percentage achieved with respect to the Performance Period.
(d)Leave of Absence. With respect to the Performance Share Units, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of the Company, provided that your rights to the Performance Share Units, if any, during a Performance Period in which such a leave of absence occurs may be prorated to reflect the period of time during the Performance Period that you provided actual services to the Company.
5.Payment of Performance Share Units. The number of shares of Common Stock earned hereunder shall be issued as soon as reasonably practicable after the Vesting Date but in no event later than thirty (30) days following the Vesting Date, in the amount determined in accordance with Section 3; provided, however, in the event that you separate from employment with the Company (a) pursuant to Section 4(b), the shares shall be issued in the form of a Restricted Stock Award within thirty (30) days following the end of the Performance Period, or (b) pursuant to Section 4(c), the shares of Common Stock shall be issued within thirty (30) days following your death or Disability. The issuance of shares of Common Stock, or the Restricted Stock Award, will be subject to withholding for all applicable taxes and other payroll adjustments, as applicable. The Committee’s determination of the amount payable shall be binding upon you and your beneficiaries or estate. The value of such shares shall not bear any interest owing to the passage of time. The number of shares of Common Stock payable will be rounded down to the nearest share. No fractional shares of Common Stock will be issued pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, in no event may the number of shares of Common Stock (or, if applicable, Restricted Stock) payable to you pursuant to the half of the Performance Share Units granted under this Award that are based on [●] have an aggregate Fair Market Value (determined as of the last day of the Performance Period or, if sooner, the date of Planned Retirement, death or Disability) that exceeds the aggregate Fair Market Value on the Date of Grant of the number of shares of Common Stock underlying such half of the Performance Share Units granted hereunder, multiplied by four (the “Maximum Value”). For the sake of clarity, this Maximum Value is calculated solely with respect to the half of the Performance Share Units subject to the [●] performance measure. In the event the aggregate Fair Market Value of the shares of Common Stock payable pursuant to this Section 5 (determined as of the last day of the Performance Period or, if sooner, the date of Planned Retirement, death, or Disability) exceeds the Maximum Value with respect to the [●] half of this Award, the number of shares of Common Stock payable pursuant to this Section 5 will be reduced to a number of whole shares of Common Stock, the aggregate Fair Market Value of which is equal to or less than the Maximum Value relating to the [●] half of the Award. In the event the number of shares of Common Stock is reduced pursuant to this Section 5 but, as of the Vesting Date (or, if sooner, the date of Planned Retirement, death, or Disability), the aggregate Fair Market Value of the shares of Common Stock payable to you pursuant to this agreement is less than the Maximum Value, the number of shares of Common Stock previously reduced pursuant to this Section 5 will become payable to you in accordance with this Section 5 but only to the extent that the aggregate Fair Market Value as of the Vesting Date (or, if sooner, the date of Planned Retirement, death or Disability) does not exceed the Maximum Value.
6.Limited Stockholder Rights and Dividend Equivalents. The Performance Share Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Common Stock, including the right to vote, prior to the date shares are issued to you in settlement of the Performance Share Units pursuant to Section 5; provided, however, that in the event the Company declares and pays a cash dividend in respect of its outstanding shares of Common Stock and, on the record date of that dividend, you hold Performance Share Units granted pursuant to this Agreement that have not been settled, you will be eligible to receive an amount in cash equal to the cash dividends you would have received if you were the holder of record as of such record date, of the number of shares of Common Stock earned pursuant to Section 3 (prior to any reduction for withholding) (such payment the “Dividend Equivalents”). Dividend Equivalents will be paid to you, less any applicable withholding for taxes or payroll adjustments, at the time the Performance Share Units are settled as described in Sections 4(c) or 6, as applicable, and will be subject to forfeiture at the same times and to the same extent as the Performance Share Units; provided, however, in the event of your Planned Retirement the Dividend Equivalents will be paid to you within thirty (30) days following the end of the Performance Period provided you have complied with the Post-Retirement Obligations continuously from the date of your Planned Retirement through the date of such payment. Your rights with respect to the Performance Share Units and the Dividend Equivalents shall remain forfeitable at all times prior to the date on which the rights become vested and earned as set forth in Sections 3, 4(b), or 4(c), as applicable.

Exhibit 10.29
7.Adjustment in Number of Performance Share Units. The number of Performance Share Units subject to this Agreement shall be adjusted to reflect stock splits or other changes in the capital structure of the Company, all in accordance with the Plan. In the event that the outstanding shares of the Company are exchanged for a different number or kind of shares or other securities, or if additional, new, or different shares are distributed with respect to the shares through merger, consolidation, or sale of all or substantially all of the assets of the Company, there shall be substituted for the shares under the Performance Share Units subject to this Agreement the appropriate number and kind of shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
8.Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the shares may then be listed. No shares will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the shares may then be listed. In addition, shares will not be issued hereunder unless (a) a registration statement under the Securities Act, is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares available for issuance.
9.Payment of Taxes. The Company may require you to pay to the Company an amount the Company deems necessary to satisfy its current or future withholding with respect to federal, state, or local income or other taxes that you incur as a result of the Award. With respect to any tax withholding and to the extent permissible pursuant to Rule 16b-3 under the Exchange Act, you may (a) direct the Company to withhold from the shares to be issued to you under this Agreement the number of shares necessary to satisfy the Company’s withholding of such taxes, which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares sufficient to satisfy the Company’s tax withholding, based on the shares’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations. If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes. The maximum number of shares that may be so withheld or surrendered shall be a number of shares that have an aggregate Fair Market Value on the date of withholding or repurchase of up to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the Award. The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the shares withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.
10.Right of the Company to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or interfere in any way with the rights of the Company to terminate your employment or service relationship at any time.
11.Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
12.Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement, whether by an action to enforce specific performance or for damages for its breach or otherwise.
13.No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission, or determination taken or made in good faith with respect to this Agreement or the Performance Share Units granted hereunder.

Exhibit 10.29
14.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares or other property to you, or to your legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, will, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. In addition, the Company may require you or your legal representative, heir, legatee, or distributee, as a condition precedent to such payment or issuance, to execute a general release of all claims in favor of the Company, any Affiliate, and the employees, officers, stockholders or board members of the foregoing in such form as the Company may determine.
15.Clawback. Notwithstanding any other provisions in this Agreement to the contrary, your Performance Share Units granted hereunder are subject to recovery under any law, government regulation, or applicable stock exchange listing and are subject to any written clawback policies that the Company has adopted or may adopt either prior to or following the Date of Grant, whether required pursuant to or related to any applicable law, government regulation or stock exchange listing. Any such clawback policy may subject your Performance Share Units and amounts paid or realized with respect to your Performance Share Units to reduction, cancelation, forfeiture, or recoupment if certain specified events occur, including but not limited to an accounting restatement, or other events or wrongful conduct specified in any such clawback policy. The Company will make any determination for reduction, cancelation, forfeiture, or recoupment in its sole discretion and in accordance with any applicable law, regulation, or policy.
16.No Guarantee of Interests. The Board and the Company do not guarantee the shares of Common Stock underlying this Award from loss or depreciation.
17.Company Records. Records of the Company regarding your period of service, termination of service, and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
18.Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.
19.Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
20.Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees, and distributees, and upon the Company, its successors, and assigns.
21.Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable, and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
22.Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
23.Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.
24.Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.
25.Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax, or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

Exhibit 10.29
26.Section 409A. It is intended that the Performance Share Units awarded hereunder shall be exempt from the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Notwithstanding anything in this Agreement to the contrary, if you are a “specified employee” under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If you die during the postponement period prior to the payment of the postponed amount, the accumulated postponed amount shall be paid to the personal representative of your estate within sixty (60) days after the date of your death.
27.Nontransferability of Agreement. This Agreement and all rights under this Agreement shall not be transferable by you during your life other than by will or pursuant to applicable laws of descent and distribution. Any of your rights and privileges in connection herewith shall not be transferred, assigned, pledged, or hypothecated by you or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment, or similar process. In the event of any such occurrence, this Agreement shall automatically be terminated and shall thereafter be null and void. Notwithstanding the foregoing, all or some of the Performance Share Units or rights under this Agreement may be transferred to a spouse pursuant to a domestic relations order issued by a court of competent jurisdiction.
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Appendix A
Appendix A

Defined Terms
For purposes of the Agreement, the following terms shall have the meanings assigned below:
“Affiliate” has the meaning provided in Rule 12b-2 under the Exchange Act.
“Board” shall mean the Board of Directors of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the committee of the Board that is selected by the Board to administer the Plan as provided in Paragraph IV(a) of the Plan.
“Compliance Expiration Date” shall mean the date that is two years following the effective date of the termination of your employment with the Company.
“Disability” shall mean you become disabled within the meaning of Section 409A(a)(2)(C) of the Code and applicable administrative authority thereunder.
“Peer Group” means Asbury Automotive Group, Inc., AutoNation, Inc., Lithia Motors, Inc., Penske Automotive Group, Inc., and Sonic Automotive, Inc. If a member of the Peer Group ceases to be a public company during the Performance Period (whether by merger, consolidation, liquidation, bankruptcy, or otherwise) or it fails to file financial statements with the SEC in a timely manner, it shall be treated as if it had not been a Peer Group member for the entire Performance Period.
“Performance Period” means the period commencing on [●], and ending on [●].
“Performance Unit Payout Percentage” means the percentile obtained by dividing the sum of (1) [●] and (2) the [●], by two.
“Person” has the meaning given in section 3(a)(9) of the Exchange Act as modified and used in sections 13(d) and 14(d) of the Exchange Act.
“Planned Retirement” shall mean that the Board has accepted your resignation under terms relating to the date and conditions of resignation that are mutually agreeable to you and the Company.
“Post-Retirement Obligations” shall mean any of your obligations that apply following the termination of your employment with the Company, including, without limitation, pursuant to any employment agreement, restricted stock award agreement, or any other agreement between you and the Company, as such agreements may be amended from time to time, and any such other obligations that apply following the termination of your employment with the Company pursuant to any other agreement that may be entered into by you and the Company from time to time.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Vesting Date” means [●].

A-1

Appendix B
Appendix B
Performance Goals
[●]

A-2